As filed with the Securities and Exchange Commission on April 8, 2020

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or (g) of the

Securities Exchange Act of 1934

Golub Capital BDC, Inc.

(Exact name of registrant as specified in its charter)

Delaware	27-2326940
(State of incorporation of organization)	(IRS Employer Identification No.)

200 Park Avenue, 25th Floor New York, NY	10166
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this Form relates:	333-232387 (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of Exchange on which class is to be registered
Rights to purchase Common Stock, par value $0.001 per share	The NASDAQ Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act:

None.

Item 1.	Description of Registrant’s Securities to be Registered

A description of the rights to purchase common stock, par value $0.001 per share (the “Rights”), to be registered hereunder is contained in the section entitled “The Offering — Terms of the Offering” in the prospectus supplement filed by Golub Capital BDC, Inc. (the “Company”) pursuant to Rule 497 under the Securities Act of 1933, as amended, with the Securities and Exchange Commission on April 1, 2020, including all amendments thereto, and is incorporated herein by reference.

Item 2.	Exhibits

3.1	Form of Certificate of Incorporation (Incorporated by reference to Exhibit (a)(2) to the Company’s Pre-effective Amendment No. 3 to the Registration Statement on Form N-2 (File No. 333-163279), filed on March 24, 2010).
3.2	Certificate of Amendment to Certificate of Incorporation of Golub Capital BDC, Inc. (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 814-00794), filed on September 4, 2019).
3.3	Form of Bylaws (Incorporated by reference to Exhibit (b)(2) to the Company’s Pre-effective Amendment No. 3 to the Registration Statement on Form N-2 (File No. 333-163279), filed on March 24, 2010).
4.1	Form of Subscription Rights Certificate (Incorporated by reference to Exhibit (d)(2) to the Company’s Post-effective Amendment to the Registration Statement on Form N-2 (File No. 333-232387), filed on April 7, 2020).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: April 8, 2020	GOLUB CAPITAL BDC, INC.

	By:	/s/ David B. Golub
	Name:	David B. Golub
	Title:	Chief Executive Officer